Exhibit 99.1

k

Third Quarter 2023 Earnings Results

Sixth Street Specialty Lending, Inc. Reports Third Quarter Results; Declares a Fourth Quarter Base Dividend Per Share of $0.46, and a Third Quarter Supplemental Dividend Per Share of $0.07

NEW YORK—November 2, 2023— Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $0.57 per share and net income of $0.74 per share for the third quarter ended September 30, 2023. These results correspond to an annualized return on equity (ROE) on net investment income and net income of 13.7% and 17.8%, respectively.

Both net investment income per share and net income per share include approximately $0.03 per share of capital gains incentive fee expenses that were accrued, but not paid or payable, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception-to-date. Excluding the impact of the accrued capital gains incentive fee expenses, the Company’s adjusted net investment income and adjusted net income for the quarter ended September 30, 2023, were $52.3 million, or $0.60 per share, and $67.4 million, or $0.77 per share, respectively. These results correspond to an annualized return on equity (ROE) on adjusted net investment income and adjusted net income of 14.4% and 18.5%, respectively. The Company’s strong net investment income in the third quarter reflects continued strength of the core earnings power of its portfolio. Net investment income was supported by elevated portfolio yields driven by higher interest rates.

Reported net asset value (NAV) per share was $16.97 at September 30, 2023 as compared to NAV per share of $16.74 or an adjusted NAV per share of $16.68 at June 30, 2023 (which accounts for the impact of the $0.06 per share second quarter 2023 supplemental dividend). The drivers of this quarter’s NAV per share growth were primarily the continued overearning of the Company’s base quarterly dividend and net unrealized and realized gains from investments.

The Company announced that its Board of Directors has declared a fourth quarter 2023 base dividend of $0.46 per share to shareholders of record as of December 15, 2023, payable on December 29, 2023, and a third quarter supplemental dividend of $0.07 per share to shareholders of record as of November 30, 2023, payable on December 20, 2023. Adjusted for the impact of the supplemental dividend related to this quarter’s earnings, the Company’s Q3 adjusted NAV per share was $16.90.

On August 7, 2023, the Company issued $300.0 million aggregate principal amount of unsecured notes that mature on August 14, 2028 (the "2028 Notes"). The 2028 Notes bear interest at a rate of 6.95% per year. The Company used the net proceeds of the 2028 Notes to repay outstanding indebtedness under the Revolving Credit Facility.

In connection with the offering, the Company entered into an interest rate swap to better align the interest rate of its liabilities with the Company's investment portfolio, which consists of predominately floating rate loans. As a result of the swap, the Company's effective interest rate on the 2028 Notes is SOFR plus 299 basis points.

Net Investment Income Per Share
Q3 2023:	$0.57
Q3 2023 (adjusted):	$0.60

Net Income Per Share
Q3 2023:	$0.74
Q3 2023 (adjusted):	$0.77

Annualized ROE
Q3 2023 (NII):	13.7%
Q3 2023 (NI):	17.8%
Q3 2023 (Adj NII):	14.4%
Q3 2023 (Adj NI):	18.5%

NAV
Q3 2023 ($MM):	$1,485.8
Q3 2023 (per share):	$16.97
Q3 2023 (per share, adj):	$16.90

Dividends Declared (per share)
Q3 2023 (Base):	$0.46
LTM Q3’23 (Base):	$1.83
LTM Q3’23 (Supplemental):	$0.19
LTM Q3’23 (Total):	$2.02

Portfolio and Investment Activity

For the quarter ended September 30, 2023, new investment commitments totaled $205.8 million. This compares to $260.4 million for the quarter ended June 30, 2023.

For the quarter ended September 30, 2023, the principal amount of new investments funded was $151.6 million across 8 new portfolio companies and 2 upsizes to existing portfolio companies. For this period, the Company had $158.9 million aggregate principal amount in exits and repayments. For the quarter ended June 30, 2023, the principal amount of new investments funded was $240.0 million across 6 new portfolio companies and 4 upsizes to existing portfolio companies. For that period, the Company had $114.0 million aggregate principal amount in exits and repayments.

As of September 30, 2023 and June 30, 2023, the Company had investments in 89[1] and 86[2] portfolio companies, respectively, with an aggregate fair value of $3,113.3 million and $3,089.0 million, respectively. As of September 30, 2023, the average investment size in each portfolio company was $34.4[1] million based on fair value.

As of September 30, 2023, the Company’s portfolio based on fair value consisted of 91.0% first-lien debt investments, 1.3% second-lien debt investments, 1.7% structured credit investments, 1.2% mezzanine debt investments, and 4.8% equity and other investments. As of June 30, 2023, the Company’s portfolio based on fair value consisted of 90.6% first-lien debt investments, 1.3% second-lien debt investments, 1.8% structured credit investments, 1.3% mezzanine debt investments, and 5.0% equity and other investments.

As of September 30, 2023, 99.7% of debt investments[3] based on fair value in the portfolio bore interest at floating rates with 100.0% of these subject to reference rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Unsecured Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of September 30, 2023 and June 30, 2023, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 14.2% and 14.0%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 14.3% and 14.1% for the quarter ended September 30, 2023 and June 30, 2023, respectively.

As of September 30, 2023 and June 30, 2023, 0.66% and 0.63% of the portfolio at fair value was on non-accrual status, respectively. No new investments were added to non-accrual status during the quarter.

1.
As of September 30, 2023, excludes 42 structured credit investments with a total fair value of $54.0 million.
2.
As of June 30, 2023, excludes 44 structured credit investments with a total fair value of $54.2 million.
3.
Calculation includes income earning debt investments only.
Origination Activity
Commitments:	$205.8MM
Fundings:	$151.6MM
Net Payoffs:	$7.2MM

Average Investment Size[1]
$34.4MM
(1.1% of the portfolio at fair value)

First Lien Debt Investments (% FV)
91.0%

Secured Debt Investments (% FV)
92.3%

Floating Rate Debt Investments[3]
(% FV)
99.7%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	14.2%
Yield at Amortized Cost:	14.3%

Results of Operations for the Three Months Ended september 30, 2023

Total Investment Income
Total Investment Income

For the three months ended September 30, 2023 and 2022, investment income was $114.4 million and $77.8 million, respectively. The increase in investment income was largely the result of net funding activity and higher interest from investments driven by increased all-in yields.

$114.4MM

Net Expenses
Net Expenses

Net expenses totaled $64.0 million and $40.3 million for the three months ended September 30, 2023 and 2022, respectively. The increase in net expenses was primarily due to the upward movement in reference rates which increased the Company’s weighted average interest rate on average debt outstanding.

$64.0MM

Debt and Capital Resources

As of September 30, 2023, the Company had $29.9 million in cash and cash equivalents (including $26.9 million of restricted cash), total principal value of debt outstanding of $1,705.7 million, and $951.8 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 7.5% and 7.1% for the three-month periods ended September 30, 2023 and June 30, 2023, respectively. At September 30, 2023, the Company’s debt to equity ratio was 1.15x, compared to 1.16x at June 30, 2023. Average debt to equity was 1.18x for the three-month period ended September 30, 2023, compared to 1.22x for the three-month period ended June 30, 2023.

Total Principal Debt Outstanding

$1,705.7MM

Debt-to-Equity Ratio

	Q3 2023 Quarter End:	1.15x
1.
Daily average debt outstanding during the quarter divided by the average net assets during the quarter. Average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).
	Q3 2023 Average[1]:	1.18x

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at September 30, 2023 and changes to unfunded commitments since June 30, 2023.

$ Millions

Revolving Credit Facility		Unfunded Commitment Activity
Revolver Capacity	$1,710	Unfunded Commitments (See Note 8 in 6/30/23 10-Q)	$299
Drawn on Revolver	($758)	Extinguished Unfunded Commitments	($13)
Unrestricted Cash Balance	$3	New Unfunded Commitments	$55
Total Liquidity (Pre-Unfunded Commitments)	$955	Net Drawdown of Unfunded Commitments	($14)
Available Unfunded Commitments[1]	($197)	Total Unfunded Commitments	$327
Total Liquidity (Burdened for Unfunded Commitments)	$758	Unavailable Unfunded Commitments[1]	($130)
		Available Unfunded Commitments[1]	$197
1.
Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date

Note: May not sum due to rounding

Funding Profile

At September 30, 2023, the Company’s funding mix was comprised of approximately 56% unsecured and 44% secured debt. As illustrated below, the Company’s nearest debt maturity is in November 2024 at $348 million, and the weighted average remaining life of investments funded with debt was ~2.7 years, compared to a weighted average remaining maturity on debt of ~3.9 years.

*Includes $25 million of non-extending commitments with a maturity of January 31, 2025 and a revolving period ending January 31, 2024; $50 million of non-extending commitments with a maturity of February 4, 2026 and a revolving period ending February 4, 2025; and $170 million of non-extending commitments with a maturity of April 23, 2027 and a revolving period ending April 24, 2026

1.
Net of Deferred Financing Costs and Interest Rate Fair Value Hedging. Deferred Financing Costs total $23.4M at 9/30/23. Fair value hedge on interest rate swaps related to the 2024, 2026 and 2028 notes total ($55.9M) at 9/30/23
2.
Weighted by amortized cost of debt investments. Investments are financed by debt and equity capital. This analysis assumes longer-dated investments are currently funded by equity capital (48% of investments) and the remaining (shorter-dated) investments (52% of investments) are currently funded by debt financing. Investments for purposes of this analysis exclude unfunded commitments, and equity capital is defined as 9/30/23 net assets
3.
Weighted by gross commitment amount

Note: Numbers may not sum due to rounding

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held at 8:30 a.m. Eastern Time on November 3, 2023. The conference call will be broadcast live in listen-only mode on the Investor Resources section of TSLX’s website at https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations. The Events & Presentations page of the Investor Resources section of TSLX’s website also includes a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BI82799ddc9fd945e2953c259074c4ddf1. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

Replay Information:

A recorded version will be available under the same webcast link (https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations) following the conclusion of the conference call.

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	September 30, 2023	June 30, 2023	September 30, 2022
Investments at Fair Value	$3,113.3	$3,089.0	$2,806.1
Total Assets	$3,174.1	$3,141.2	$2,859.7
Net Asset Value Per Share	$16.97	$16.74	$16.36
Supplemental Dividend Per Share	$0.07	$0.06	$0.00
Adjusted Net Asset Value Per Share (1)	$16.90	$16.68	$16.36

Investment Income	$114.4	$107.6	$77.8
Net Investment Income	$50.0	$48.8	$37.2
Net Income	$64.8	$53.1	$34.4
Accrued Capital Gains Incentive Fee Expense	$2.6	$0.7	$(0.0)
Adjusted Net Investment Income (2)	$52.6	$49.5	$37.2
Adjusted Net Income (2)	$67.4	$53.8	$37.2

Net Investment Income Per Share	$0.57	$0.58	$0.47
Net Income Per Share	$0.74	$0.63	$0.43
Accrued Capital Gains Incentive Fee Expense Per Share	$0.03	$0.01	$(0.00)
Adjusted Net Investment Income Per Share (2)	$0.60	$0.59	$0.47
Adjusted Net Income Per Share (2)	$0.77	$0.64	$0.43

Annualized Return on Equity (Net Investment Income) (3)	13.7%	14.0%	11.5%
Annualized Return on Equity (Net Income) (3)	17.8%	15.2%	10.7%
Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	14.4%	14.2%	11.5%
Annualized Return on Equity (Adjusted Net Income) (2)(3)	18.5%	15.4%	10.6%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	14.2%	14.0%	12.3%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	14.3%	14.1%	12.2%
Percentage of Debt Investment Commitments at Floating Rates (4)	99.7%	99.2%	98.9%

1.
Adjusted net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.
Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.
3.
Return on equity is calculated using prior period’s ending net asset value per share.
4.
Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate. Calculation includes income earning debt investments only.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2023	2022
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $3,010,089 and $2,707,442, respectively)	$3,052,300	$2,717,170
Controlled, affiliated investments (amortized cost of $75,289 and $67,284, respectively)	60,977	70,755
Total investments at fair value (amortized cost of $3,085,378 and $2,774,726, respectively)	3,113,277	2,787,925
Cash and cash equivalents (restricted cash of $26,890 and $15,437, respectively)	29,880	25,647
Interest receivable	23,460	18,846
Prepaid expenses and other assets	7,458	4,529
Total Assets	$3,174,075	$2,836,947
Liabilities
Debt (net of deferred financing costs of $23,436 and $17,760, respectively)	$1,623,010	$1,441,796
Management fees payable to affiliate	11,661	10,526
Incentive fees on net investment income payable to affiliate	11,151	10,918
Incentive fees on net capital gains accrued to affiliate	11,147	6,064
Other payables to affiliate	4,256	3,265
Other liabilities	27,028	22,809
Total Liabilities	1,688,253	1,495,378
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 88,210,748 and 82,053,537 shares issued, respectively; and 87,546,498 and 81,389,287 shares outstanding, respectively	882	821
Additional paid-in capital	1,401,245	1,294,751
Treasury stock at cost; 664,250 and 664,250 shares held, respectively	(10,459)	(10,459)
Distributable earnings	94,154	56,456
Total Net Assets	1,485,822	1,341,569
Total Liabilities and Net Assets	$3,174,075	$2,836,947
Net Asset Value Per Share	$16.97	$16.48

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$107,240	$73,769	$299,542	$198,047
Dividend income	798	3	2,204	1,361
Other income	4,366	2,741	11,197	6,091
Total investment income from non-controlled, non-affiliated investments	112,404	76,513	312,943	205,499
Investment income from non-controlled, affiliated investments:
Interest from investments	—	—	—	133
Total investment income from non-controlled, affiliated investments	—	—	—	133
Investment income from controlled, affiliated investments:
Interest from investments	2,029	1,325	5,599	3,520
Other income	2	1	4	3
Total investment income from controlled, affiliated investments	2,031	1,326	5,603	3,523
Total Investment Income	114,435	77,839	318,546	209,155
Expenses
Interest	35,042	18,851	95,971	40,416
Management fees	11,928	10,330	34,071	29,148
Incentive fees on net investment income	11,151	7,882	31,139	22,483
Incentive fees on net capital gains	2,577	(22)	5,083	(7,720)
Professional fees	1,921	2,002	5,427	5,300
Directors’ fees	215	181	571	546
Other general and administrative	1,413	1,268	3,615	4,013
Total expenses	64,247	40,492	175,877	94,186
Management fees waived (Note 3)	(267)	(189)	(822)	(201)
Net Expenses	63,980	40,303	175,055	93,985
Net Investment Income Before Income Taxes	50,455	37,536	143,491	115,170
Income taxes, including excise taxes	461	356	1,777	1,456
Net Investment Income	49,994	37,180	141,714	113,714
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	13,067	(9,080)	32,483	(71,428)
Non-controlled, affiliated investments	—	—	—	(14,350)
Controlled, affiliated investments	(8,797)	(2,686)	(17,783)	9,488
Translation of other assets and liabilities in foreign currencies	5,470	9,223	2,466	15,095
Interest rate swaps	—	(2,591)	174	(7,184)
Total net change in unrealized gains (losses)	9,740	(5,134)	17,340	(68,379)
Realized gains (losses):
Non-controlled, non-affiliated investments	5,332	278	11,768	708
Non-controlled, affiliated investments	—	—	—	13,673
Controlled, affiliated investments	—	55	—	55
Interest rate swaps	—	2,251	—	2,251
Foreign currency transactions	(246)	(199)	40	(231)
Total net realized gains (losses)	5,086	2,385	11,808	16,456
Total Net Unrealized and Realized Gains (Losses)	14,826	(2,749)	29,148	(51,923)
Increase (Decrease) in Net Assets Resulting from Operations	$64,820	$34,431	$170,862	$61,791
Earnings (Loss) per common share—basic and diluted	$0.74	$0.43	$2.03	$0.80
Weighted average shares of common stock outstanding—basic and diluted	87,251,340	79,476,419	84,313,169	77,250,889

The Company’s investment activity for quarter ended September 30, 2023 and 2022 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	September 30, 2023	September 30, 2022
New investment commitments:
Gross originations (1)	$1,004.2	$1,910.1
Less: Syndications/sell downs (1)	798.4	1,525.5
Total new investment commitments	$205.8	$384.6
Principal amount of investments funded:
First-lien	$151.0	$239.6
Second-lien	—	—
Mezzanine	0.2	—
Equity and other	0.4	8.1
Structured Credit	—	26.7
Total	$151.6	$274.4
Principal amount of investments sold or repaid:
First-lien	$152.5	$15.8
Second-lien	—	—
Mezzanine	—	—
Equity and other	3.6	—
Structured Credit	2.8	—
Total	$158.9	$15.8
Number of new investment commitments in new portfolio companies	8	25
Average new investment commitment amount in new portfolio companies	$24.8	$14.2
Weighted average term for new investment commitments in new portfolio companies (in years)	6.2	6.1
Percentage of new debt investment commitments at floating rates	98.7%	97.0%
Weighted average interest rate of new investment commitments	12.9%	10.4%
Weighted average spread over reference rate of new floating rate investment commitments	7.7%	7.8%
Weighted average interest rate on investments fully sold or paid down	13.0%	12.0%

1.
Includes affiliates of Sixth Street.

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $70 billion in assets under management and committed capital. For more information, visit the Company’s website at https://sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $70 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 500 team members including over 200 investment professionals around the world. For more information, visit https://sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Non-GAAP Financial Measures

Adjusted net investment income and adjusted net income are each non-GAAP financial measures, which represent net investment income and net income, respectively, in each case less the impact of accrued capital gains incentive fee expenses. The Company believes that adjusted net investment income and adjusted net income provide useful information to investors regarding the fundamental earnings power of the business, and these figures are used by the Company to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Investors:

Cami VanHorn, 469-621-2033
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com